EXHIBIT 1

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.


                                  CONFIDENTIAL
                    PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
             (Subscribers Resident in Hong Kong, China or Overseas)


VIZARIO, INC.  (the "Company")
ATTN:  Stephen M. Siedow,  President
12373 E. Cornell Avenue
Aurora, Colorado  80014


1.    SUBSCRIPTION

1.1 On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase 166,666,666 shares (the "Shares") at a price per Share of US $0.0015 (such subscription and agreement to purchase being the "Subscription"), for an aggregate purchase price of US $250,000.00 (the "Subscription Proceeds").


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1.2 On the basis of the  representations and warranties and subject to the terms and conditions set forth herein, the Company hereby irrevocably agrees to sell the Shares to the Subscriber.

1.3 Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company. The Subscriber acknowledges that the offering of the Shares contemplated hereby is part a private placement of Shares having an aggregate subscription level of US $250,000 (the "Offering"). The Offering is not subject to any minimum aggregate subscription level.

2.    PAYMENT

2.1 The Subscription Proceeds must accompany this Subscription and shall be paid by certified check or bank draft drawn on a chartered bank, or a bank in the United States reasonably acceptable to the Company, and made payable and delivered to the Company. Alternatively, the Subscription Proceeds may be wired to the Company or its lawyers pursuant to the wiring instructions attached hereto as Exhibit A. If the funds are wired to the Company's lawyers, those lawyers are authorized to immediately deliver the funds to the Company.

2.2 The Subscriber acknowledges and agrees that this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held on behalf of the Company. In the event that this Subscription Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, within 30 days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement, the Subscription Proceeds (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement.

2.3 Where the Subscription Proceeds are paid to the Company, the Company is entitled to treat such Subscription Proceeds as an interest free loan to the Company until such time as the Subscription is accepted and the certificates representing the Shares have been issued to the Subscriber.

3. DOCUMENTS REQUIRED FROM SUBSCRIBER

3.1 The Subscriber must complete, sign and return to the Company two (2) executed copies of this Subscription Agreement;

3.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the OTC Bulletin Board and applicable law.

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4.    CLOSING

4.1 Closing of the offering of the Securities (the "Closing") shall occur on or before August 12, 2005, or on such other date as may be determined by the Company (the "Closing Date").

4.2 The Company may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more subscribers (including the Subscriber hereunder) to complete delivery of the Shares to such Subscriber(s) against payment there for at any time on or prior to the Closing Date.

5.  ACKNOWLEDGEMENTS OF SUBSCRIBER

The Subscriber  acknowledges  and agrees that:

     (a) none of the Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

     (b) the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the United States Securities and Exchange Commission and in compliance, or intended compliance, with applicable securities legislation (collectively, the "Public Record");

     (c) if the Company has presented a business plan to the Subscriber, the Subscriber acknowledges that the business plan may not be achieved or be achievable;

     (d) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

     (e) there is no government or other insurance covering the Securities;

     (f) there are risks associated with an investment in the Securities, as more fully described in certain information forming part of the Public Record;

     (g) the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under law;

     (h) the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the

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     purpose  of, or that could  reasonably  be  expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

     (i) the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

     (j) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber's lawyer and/or advisor(s);

     (k) the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein, or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

     (l) none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange or automated dealer quotation system.

     (m) in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber's ability to resell the Shares under the law;

     (n) the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

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     (o) the statutory and  regulatory  basis for the exemption  claimed for the offer Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

     (p) the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with (i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and (ii) applicable resale restrictions; and

     (q) this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

     (a) the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

     (b) the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

     (c) the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

     (d)  the  Subscriber  is not a  U.S.  Person;

     (e) the Subscriber is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

     (f) the Subscriber is resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the signature page of this Subscription Agreement;

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     (g) the sale of the  Securities to the Subscriber as  contemplated  in this
     Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

     (h) the Subscriber is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

     (i) the Subscriber is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Securities as principal for the Subscriber's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

     (j) the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

     (k) the Subscriber (i) is able to fend for him/her/itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

     (l) the Subscriber acknowledges that the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

     (m) the Subscriber is not aware of any advertisement of any of the Securities; and

     (n) no person has made to the Subscriber any written or oral representations (i) that any person will resell or repurchase any of the securities; (ii) that any person will refund the purchase price of any of the Securities; (iii) as to the future price or value of any of the Securities; or (iv) that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board.

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7.    ACKNOWLEDGEMENT AND WAIVER

The Subscriber has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information contained in the Public Record. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Securities.

8. COMPANY REPRESENTATIONS

8.1 The Company is a corporation duly incorporated and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to conduct its business as it is currently being conducted.

8.2 The Company is a reporting issuer under the 1934 Act, and at the Closing Date, the Company will have filed all documents that it is required to file under the provisions of the 1934 Act during a period of at least five years prior to the date hereof (the "SEC Reports").

8.3 As of their respective filing dates, each of the Company's SEC Filings (and if any SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of the Closing Date, then also on the date of filing of such amendment or superseding filing) filed on or after January 1, 2004, (i) where required, were prepared in all material respects in accordance with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations promulgated under such Acts applicable to such SEC Reports, (ii) did not contain any untrue statements of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) are all the forms, reports and documents required to be filed by the Company with the SEC since that time.

8.4 Each set of audited consolidated financial statements and unaudited interim financial statements of the Company (including any notes thereto) included in the SEC Reports (i) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which were not or are not expected to be material in amount. To the Company's knowledge, no events or other factual matters exist which would require the Company to file any amendments or modifications to any SEC Reports which have not yet been filed with the SEC but which are required to be filed with the SEC pursuant to the 1933 Act or the 1934 Act. As used herein, the words "knowledge of the Company" (or any substantially similar phrase) means the active knowledge (with reasonable investigation) of the executive officers of the Company.

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8.5 The  Company  has  obtained  all  certificates,  authorizations,  permits or licenses necessary to conduct the business now owned or operated by it and the Company has not received any notice of proceedings relating to the revocation or modification of any material certificate, authority, permit or license necessary which, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

8.6 The authorized capital of the Company consists of 500,000,000 shares of common stock, par value $0.001 per share, of which there are 40,949,272 shares issued and outstanding as of the date hereof. In addition, as of the date hereof there are (and as of the Closing Date there will be) options/warrants to purchase in the aggregate 2,500,000 Common Shares.

8.7 The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents. The execution and delivery by the Company of the Transaction Documents have been duly authorized by all necessary action on the part of the Company, and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents constitutes, or will when duly authorized, executed and delivered by all parties thereto other than the Company constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof, except that (i) the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, (ii) equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction, (iii) rights of indemnity, contribution and the waiver of contribution provided for herein, and any provisions exculpating a party from a liability or duty otherwise owed by it, may be limited under applicable law, and (iv) the enforceability of provisions in any Transaction Document which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such Transaction Document would be determined only in the discretion of the court.

8.8 Except as disclosed herein, in the SEC Reports or as contemplated in the Offering, as of the Closing Date, no person, firm or corporation has any agreement or option or right or privilege (whether preemptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares, securities or warrants of the Company;

8.9 Except as qualified in the SEC Reports, the Company is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to as owned by it in the SEC Report, all agreements under which the Company holds an interest in a property, business or asset are in good standing according to their terms except where the failure to be in such good standing does not and will not have a material adverse effect on the Company or its properties, business or assets.

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8.10 Each SEC Report containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the Company's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the
"Sarbanes-Oxley Act"); at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder to the knowledge of the Company; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice
from  any   governmental   entity   questioning  or  challenging  the  accuracy,
completeness, form or manner of filing or submission of such certification.

8.11 The Company has filed all federal, state, local and other tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the assets and properties, business, results of operations or condition (financial or otherwise) of the Company) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

8.12 The Company has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company and there are no audits known by the Company's management to be pending of the tax returns of the Company (whether federal, state, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company.

8.13 No taxation authority has asserted or, to the best of the Company's knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company (including, without limitation, any predecessor companies) filed for any year which would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company.

8.14 The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii)
transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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8.15 The  Company  is not  aware of any  legislation,  or  proposed  legislation
(published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets or liabilities (contingent or otherwise) of the Company.

8.16 Except as disclosed in the Company's annual report on Form 10-KSB for the year ended December 31, 2004, to the Company's knowledge: (i) the operations carried on by the Company are in material compliance with all applicable federal, state and municipal environmental, health and safety statutes, regulations and permits; (ii) none of such operations is subject to any judicial or administrative proceeding alleging the violation of any federal, state or municipal environmental, health or safety statute or regulation or is subject to any investigation concerning whether any remedial action is needed to respond to a release of any Hazardous Material (as defined below) into the environment;
(iii) except in material compliance with applicable environmental laws, none of the premises currently occupied by the Company has at any time been used by the Company or by any other occupier, as a waste storage or waste disposal site or to operate a waste management business; (iv) the Company has no material contingent liability in connection with any release of any Hazardous Material on or into the environment from any of the premises currently occupied by the Company or from the operations carried out thereon except to the extent such release is in material compliance with all applicable laws; (v) neither the Company nor any occupier of the premises currently occupied by the Company, generates, transports, treats, stores or disposes of any waste, subject waste, hazardous waste, deleterious substance, industrial waste (as defined in applicable federal, state or municipal legislation) on any of the premises currently occupied by the Company in material contravention of applicable federal, state or municipal laws or regulations enacted for the protection of the natural environment or human health; and (vi) no underground storage tanks or surface impoundments containing a petroleum product or Hazardous Material are located on any of the Company's properties in material contravention of applicable federal, state or municipal laws or regulations enacted for the protection of the natural environment or human health. For the purposes of this subparagraph, "Hazardous Material" means any contaminant, pollutant, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance that when released into the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, includes any contaminant, pollutant, subject waste, deleterious substance, industrial waste, toxic matter or hazardous waste as defined by applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment or human health.

8.17 The issue and sale of the Securities by the Company does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Company is a party.

8.18 There are no actions, suits, proceedings or inquiries pending or to the Company's knowledge threatened against or affecting the Company at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affect, or may in any way materially adversely affect, the business, operations or condition (financial or otherwise) of the Company or its properties or assets or which affects or may affect the distribution of the Securities.

8.19 The Common Shares are currently not quoted for trading on the OTC Bulletin Board operated by the National Association of Securities Dealers. No order ceasing or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to and is outstanding against the Company or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and, to the best of the Company's knowledge, no investigations or proceedings for such purposes are pending or threatened.

8.20 Except as otherwise disclosed in the Subscription Agreement, no person, firm or corporation acting or purporting to act at the request of the Company is entitled to any brokerage, agency or finder's fee in connection with the purchase and sale of the Securities described herein.

8.21 The Company agrees to indemnify, defend and hold the Subscriber (which term shall, for the purposes of this Paragraph, include the Subscriber and its shareholders, managers, partners, directors, officers, members, employees, direct or indirect investors, agents and affiliates and assignees and the stockholders, partners, directors, members, managers, officers, employees direct or indirect investors and agents of such affiliates and assignees) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any statement, representation, warranty or covenant of the Company contained in this Subscription Agreement, provided that the amount of such indemnification shall be limited to the Subscription Proceeds set forth in Section 1.1 hereof. The Company undertakes to notify the Subscriber immediately of any change in any representation, warranty or other information relating to the Company set forth in this Agreement which takes place prior to the Closing Date.

9.    RESTRICTIVE LEGEND ON SUBJECT SECURITIES

9.1 The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

     "THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE

     BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

9.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

10.   COSTS

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

11.   GOVERNING LAW

This Subscription Agreement is governed by the laws of the State of Colorado. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of Denver, Colorado.

12.   SURVIVAL

This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Units by the Subscriber pursuant hereto.

13. ASSIGNMENT

This Subscription Agreement is not transferable or assignable.

14. SEVERABILITY

The  invalidity  or  unenforceability  of  any  particular   provision  of  this
Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

15.   ENTIRE AGREEMENT

Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Units and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

16.   NOTICES

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on the next page and notices to the Company shall be directed to: Vizario, Inc., 12373 E. Cornell Avenue, Aurora, Colorado 80014, Attention: Stephen M. Siedow, President or Tel. No. 303-478-4442.

17.   COUNTERPARTS AND ELECTRONIC MEANS

This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

18. DELIVERY INSTRUCTIONS

18.1 The Subscriber hereby directs the Company to deliver the Share Certificate to:

      (name) World-East Corporation Limited

      (address)  Flat C, 13F On Lyen Building, 9 Kimberley Street, Kowloon, Hong
                 Kong

                ----------------------------------------------------------
                ----------------------------------------------------------
                ----------------------------------------------------------

18.2 The Subscriber hereby directs the Company to cause the Shares to be registered on the books of the Company as follows:

      (name) see above.

      (address) see above.

                ----------------------------------------------------------
                ----------------------------------------------------------
                ----------------------------------------------------------

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.

(Name of Subscriber):  World-East Corporation Limited

(Signature and, if applicable, Office) Sandy Deng, Vice President

(Address of Subscriber): Flat C, 13F On Lyen Building, 9 Kimberley Street,
                         Kowloon, Hong Kong

(City and Province, Postal Code) Kowloon, Hong Kong

(Country of Subscriber)
                        -------------------------------------------------------

Tel. No.: 8620-8487-3201  Fax No. (______) _____________________


                    ****************************************

                                   ACCEPTANCE

The above-mentioned Subscription Agreement in respect of the Shares is hereby accepted by Vizario, Inc.

DATED at 12373 E. Cornell Avenue, Aurora, Colorado 80014, the 8th day of August, 2005.

VIZARIO, INC.

/s/ Stephen M. Siedow
---------------------------------------
By: Stephen M. Siedow, President

                                    Exhibit A

                             Bank Wire Instructions


Vectra Bank Colorado  (720-947-7800)
616 East Speer Boulevard
Denver, Co  80203

Routing # 102003154

Vizario, Inc.  (303-478-4442)
12373 E. Cornell Avenue
Aurora, Co  80014

A/C #  4139807368


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